DDL ELECTRONICS, INC.
7320 SW Hunziker Road #300, Tigard, Oregon 97223-2302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 1995

TO THE STOCKHOLDERS OF DDL ELECTRONICS, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of DDL
Electronics, Inc., a Delaware corporation (the "Company") will be held at the Radisson Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018, at 10:00 a.m. on Wednesday, May 31, 1995, to consider and vote on the following matters described in the attached Proxy Statement:

1. Election of two persons as Class II directors of the Company to hold office for a term of three years or until successors are elected;
and

2. Such other business as may properly come before the meeting or at any adjournment thereof.

Information concerning these matters, including the names of the nominees for the Board of Directors, is set forth in the attached Proxy
Statement,
which is a part of this notice.

The Board of Directors has fixed April 17, 1995 as the record date for the meeting, and only holders of Common Stock of record at the close of business on that date are entitled to receive notice of and vote at the meeting or at any adjournment thereof.

Management sincerely hopes that you will attend the meeting. However, you are requested to fill in, date, and sign the enclosed form of proxy and mail it to the Company whether or not you expect to attend the meeting in person. The prompt return of your proxy in the envelope enclosed for that purpose will save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The proxy may be revoked at the meeting by notifying the Secretary of such revocation in writing prior to the voting of the proxy.

The Annual Report of DDL Electronics, Inc. for the fiscal year ended June 30,
1994, including financial statements, was mailed to stockholders prior to this notice.

By Order of the Board of Directors

/s/ M. Charles Van Rossen
M. Charles Van Rossen
Chief Financial Officer, Secretary

Tigard, Oregon
April 20, 1995

DDL ELECTRONICS, INC.
7320 SW Hunziker Road #300, Tigard, Oregon 97223-2302
PROXY STATEMENT

April 20, 1995

INTRODUCTION

This Proxy Statement is furnished to stockholders of DDL Electronics, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at
10:00 a.m. on Wednesday, May 31, 1995 at the Radisson Suites
Hotel, 5500 North
River Road, Rosemont, Illinois 60018, and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted at the meeting in the manner described herein and in accordance with the specification in the proxy. In the event no specification is made, such proxy will be voted FOR the election of the Class
II directors named herein, as nominees, and in the discretion of the proxy holders on such other business as may properly come before the meeting. Any person executing a proxy may revoke it at any time prior to its exercise by filing with the Secretary of the Company a written revocation of the proxy or a duly executed proxy bearing a later date. The proxy may be revoked at the meeting by notifying the Secretary of such revocation in writing prior to the voting of the proxy.

This Proxy Statement was first mailed to the Company's stockholders on or about April 20, 1995.

As of the close of business on April 17, 1995, the Company had outstanding
15,908,504 shares of its Common Stock, par value $0.01 per share. Each stockholder is entitled to one vote on each proposal for each share held on the record date (April 17, 1995). Under the laws of the State of Delaware and the provisions of the Company's Certificate of Incorporation, as amended, all stockholders are entitled to cumulate their votes in the election of directors. A stockholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of directors to be elected
(i.e., two) multiplied by the number of shares owned by the stockholder, or may distribute such votes on the same principle among as many candidates as the stockholder sees fit. If a proxy is marked for the election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for the purpose of determining whether a proposal has been approved.

Under the Delaware General Corporation Law and the Company's
Certificate of
Incorporation, if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for election of directors at the meeting by shares present in person or by proxy and entitled to vote thereon shall be elected as directors. The cost of preparing, assembling, printing and mailing this Proxy Statement and accompanying form of proxy, and the cost of soliciting proxies relating to the
Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations.
The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the
Company, but no additional compensation will be paid to such individuals. The
Company has retained the firm of D.F. King & Company to assist, if necessary, in the solicitation of proxies for a fee of approximately $10,000 plus out-of-pocket expenses.

ELECTION OF DIRECTORS

General

At the Annual Meeting, stockholders will elect two Class II directors to serve until the 1997 annual meeting of stockholders or until their successors are elected and qualified.

The Company's Certificate of Incorporation provides that the Board of
Directors shall be divided into three classes, designated as Class I, Class
II, and Class III. The Board of Directors currently consists of four directors, one in Class I, two in Class II, and one in Class III, whose terms of office expire with the 1996, 1994, and 1995 annual meetings, respectively, and who will serve until their successors are elected and qualified. At each annual meeting, directors are chosen for three-year terms to succeed those in the class whose term expires at that annual meeting.

A brief biography of the nominees for election as directors, and each other director whose term continues after the Annual Meeting, is presented below.

For additional biographical information concerning these individuals, see
"Management - Executive Officers and Directors."

                    Principal Occupation and           Year First
                    Business Experience Including      Elected
                    Service on Other Boards       Age  a Director

Nominees for Election to Class II for Term Expiring in 1997:
John F. Coyne       President and Chief           44   1994
                    Operating Officer
                    of DDL Electronics,
                    Inc. and Managing
                    Director of DDL Europe, Ltd.

Rockell N. Hankin   Senior Partner, Hankin        47   1986
                    & Co., a business advisory
                    and management firm; formerly
                    a partner of Price Waterhouse;
                    Director of Alpha Microsystems,
                    Sparta, Inc., LaVictoria Foods, Inc.,
                    Kavlico, and Semtech

Class I Director to Continue in Office Until 1996:

Philip H. Alspach   President, Intercon, Inc.,    71   1986
                    a management consulting
                    and mergers and acquisitions
                    firm

Class III Director to Continue in Office Until 1995:

William E. Cook     Chief Executive Officer of    46   1991
                    the Company and Chairman of
                    the Board

Meetings and Committees

The Board held 12 meetings during the fiscal year ended June 30, 1994. The
Company has standing Audit, Compensation, and Directors
Qualification
Committees of the Board.

The Audit Committee consists of Messrs. Alspach and Hankin. Its primary functions are to review with the independent auditors and management the results of the annual financial statement audit, and to review the status of internal accounting controls. The Audit Committee held two meetings during the fiscal year ended June 30, 1994. In addition, the Audit Committee met informally, as appropriate, in conjunction with regular meetings of the Board.

The Compensation Committee consists of Messrs. Alspach and
Hankin.  The
Compensation Committee establishes the levels of compensation of the directors and senior management and also administers the Company's option and incentive plans (except the 1993 Non-Employee Directors Stock Option Plan). The
Compensation Committee held four meetings during the fiscal year ended June
30, 1994. In addition, the Compensation Committee met informally, as appropriate, in conjunction with regular meetings of the Board. The report of the Compensation Committee begins at page 9.

The Directors Qualification Committee consists of Messrs. Cook,
Hankin and
Alspach. The primary functions of the Directors Qualification Committee are to recommend annually to the Board nominees for election as directors at the annual meeting of stockholders and, from time to time, to consider and make recommendations with respect to the appropriate size of the Board. The
Committee will consider nominees recommended by stockholders. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. There were no formal meetings of the Directors Qualification Committee during the fiscal year ended June 30,
1994, but the Directors Qualification Committee actively considered possible new additions to the Board throughout the year.

All of the directors attended more than 75% of the Board meetings and meetings of committees of which they are members.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
TWO DIRECTOR
NOMINEES.

MANAGEMENT

Executive Officers and Directors

Set forth below is a list showing the names, ages, and positions of each of the Company's executive officers and directors.

Name                     Age  Position

William E. Cook          46   Chief Executive Officer and Class
III
                              Director*

John F. Coyne            44   President, Chief Operating Officer
and
                              Class II Director*

M. Charles Van Rossen    39   Chief Financial Officer and
Secretary

Philip H. Alspach        71   Class I Director*

Rockell N. Hankin        47   Class II Director*

* The Company's Certificate of Incorporation provides that the Board shall be divided into three classes, designated as Class I, Class II, and Class III.
The Board currently consists of four directors, one in Class I, two in Class
II, and one in Class III, whose current terms of office expire on the date of the 1996, 1994, and 1995 annual meeting of stockholders, respectively.


Mr. Cook was elected President and Chief Executive Officer and a director of the Company in December 1991, and currently serves as Chairman and Chief
Executive Officer. Prior to 1991, he was a special partner with TBM
Associates, a venture capital firm. From 1981 to 1990, he was President,
Chief Executive Officer and a founder of Signal Technology Corporation, a publicly traded manufacturer of electronic engineered products.

Mr. Coyne joined the Company in November 1990 as Managing
Director of the
Company's European operations and became Executive Vice President in June
1994. Mr. Coyne subsequently became President and Chief Operating Officer in August 1994. Prior to his employment by the Company, Mr. Coyne was
Regional Vice President in Europe for SCI Inc., a publicly traded electronic contract manufacturer. Prior to that time, Mr. Coyne worked in various capacities with Western Digital Corporation, a publicly traded entity primarily engaged in the manufacture and sale of disk drives.

Mr. Van Rossen joined the Company as Controller in May 1992 and became Chief
Financial Officer and Secretary in March 1994. Prior to his employment by the

Company, Mr. Van Rossen worked in various financial positions with
Pacificorp., a publicly traded holding company for a diversified group of utilities.

Mr. Alspach has been a director of the Company since 1986. He has also been
President of Intercon, Inc., a management consulting and mergers and acquisitions firm, since December 1985. Mr. Alspach is Chairman of the
Compensation Committee and is a member of the Audit Committee.

Mr. Hankin has been a director of the Company since 1986. He has also been
Senior Partner at Hankin & Co., a business advisory and management firm, since
July 1986.  Prior to that date, he was a partner of Price
Waterhouse.  Mr.
Hankin is also a director of Alpha Microsystem (a publicly traded microcomputer and peripheral equipment manufacturer), Sparta, Inc. (a private engineering services company), LaVictoria Foods, Inc. (a private food preparation and distribution company), Kavlico (a private electronic contract equipment manufacturer), and Semtech (a publicly traded electronic contract equipment manufacturing company). Mr. Hankin is Chairman of the Audit
Committee and is a member of the Compensation Committee.

None of the Company's executive officers or directors are related by blood or marriage. There are no arrangements or understandings between the listed individuals and any other person pursuant to which those individuals were selected as an officer or director.

Directors who are not also officers receive $750 per month, $1,000 for each meeting of the Board attended, and $1,000 for attendance at each committee meeting not scheduled in conjunction with a meeting of the Board.


The Company reimburses each director up to $1,000 for the cost of a periodic physical examination. No amounts were paid during fiscal year
1994 under this
program.

Executive Compensation

The following table sets forth the cash compensation paid or accrued by the
Company to the Chief Executive Officer and other executive officers of the
Company attributable to their services for each of the fiscal years in the three-year period ended June 30, 1994:

                              Annual Compensation           Long
Term

Compensation

Awards

                                             Other Annual
Name and Principal     Year   Salary(1)      Compensation(2)
Options(#)
Positions
William E. Cook        1994   $166,000       $ 18,000
4,183(4)
Chairman and Chief     1993    165,000         20,000
512,586(4)
Executive Officer      1992     92,000(3)        --
617,692

Alan R. Steel          1994   $  97,000(5)   $ 12,000
- --
Vice President         1993     107,000        13,000
- --
- -Finance, Chief        1992     129,000         6,000
60,000
Financial Officer
and Secretary

John F. Coyne          1994   $  74,000      $  63,000
- --
President and          1993      78,000         67,000
- --
Chief Operating        1992      91,000         74,000
50,000
Officer

M. Charles Van         1994   $  73,000      $   8,000
15,000
Rossen, Chief          1993      70,000          9,000
20,000
Financial              1992       9,000          --
10,000
Officer and
Secretary

(1) Amounts shown include compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers. Amounts paid in British Pound Sterling are translated into the
Company's functional currency using the average annual translation rate.

(2) Amounts in the "Other Annual Compensation" column include amounts credited to individual 401(k) accounts from a suspense account within the
401(k) Plan, statutory pension amounts as required in Northern
Ireland, and
other non-cash benefits.

(3)  Reflects compensation received by Mr. Cook in fiscal year
1992 following
his employment by the Company on December 3, 1991.

(4) Such options were granted pursuant to an anti-dilution provision contained in Mr. Cook's 1991 stock option agreement. The anti-dilution provision was triggered as a result of the conversion and exchanges of convertible subordinated debentures and the exercise of stock options by others.

(5)  Mr. Steel left the Company in March 1994.


Indemnity Agreements

On August 3, 1987, as contemplated by the Company's Bylaws, the Board authorized the Company to enter into separate indemnity agreements with directors and former directors of the Company as well as executive officers of the Company and its subsidiaries. Such separate indemnity agreements were deemed necessary because, in the past, the Company had furnished at its expense directors and officers liability insurance protecting the foregoing individuals from personal liability in connection with their services to the
Company. Such insurance is not always available to the Company at a reasonable cost or at desired policy limits. There was some concern that, in the absence of insurance, the indemnities available under the Company's
Certificate of Incorporation and Bylaws may not be adequate to protect such individuals against the risk of personal liability associated with their services to the Company. The indemnity agreements provide that the Company will pay any amount that an indemnitee (i.e., a director or former director of the Company or an executive officer of the Company and/or its subsidiaries) is legally obligated to pay because of any claim or claims made against such indemnitee as a result of any act or omission, neglect, or breach of duty, including any actual or alleged error or misstatement or misleading statement, such indemnitee commits while acting in his capacity as a director of the
Company or as an officer of the Company and/or its subsidiaries, or while serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. No indemnification is provided in situations involving dishonesty or improper personal profit, among other situations. The payments to be made under the indemnity agreements include damages, judgments, fines, ERISA excise taxes and penalties, settlements and costs, including defense costs, and costs of attachment or similar bonds.

Employment Agreements

In December 1991, William E. Cook was elected President, Chief
Executive
Officer and a director of the Company. In connection therewith, Mr. Cook entered into a one year employment agreement that provided for an annual salary of $165,000. The employment agreement also provided that Mr. Cook receive an option vesting over 19 months to purchase a number of shares equal to nine percent (9%) (596,992 shares) of the Company's then outstanding Common
Stock at $.50 per share, which represented the lowest closing price of the
Common Stock during the 30 days preceding December 3, 1991. The number of shares subject to option have been and may in the future be increased (or decreased) pursuant to dilution and anti-dilution provisions of the option agreement. For example, the anti-dilution provision was triggered during fiscal year 1993 as a result of the conversion and exchanges of convertible subordinated debentures and the exercise of certain stock options by others, resulting in the granting of an additional 512,586 options. Such additional options are, and any further option grants pursuant to such anti-dilution provision will be, exercisable at the same per share option price and on the same vesting schedule as the original option. Effective January 1, 1995, Mr.
Cook entered into a new at-will employment agreement with the Company to serve at its Chief Executive Officer. The employment agreement provides for an annual salary of $165,000 and participation in the Company's bonus plans as the same may be adopted from time to time.

All other executive officers serve at the pleasure of the Board.

Executive Severance Arrangements

Under Mr. Cook's employment agreement of January 1995, if Mr. Cook's employment is terminated at any time other than for cause or voluntary resignation ("Involuntary Termination"), he will be entitled to severance pay in the form of a lump-sum cash payment equal to the sum of (a) Mr. Cook's highest annual base salary rate with the Company within the three-year period ending on the date of Mr. Cook's termination, plus (b) a bonus increment equal to the annualized average of all bonus and incentive compensation payments paid to Mr. Cook during the two-year period immediately before the date of Mr.
Cook's termination. Mr. Cook will not be required to obtain other employment to mitigate the payments due him under the employment agreement, and no compensation received by Mr. Cook from such other employment will be an offset against the payments to be made by the Company.

In December 1994, John F. Coyne and M. Charles Van Rossen each entered into a severance agreement with the Company, which provides that if his employment is terminated other than for cause within one year from the date of a change of control of the Company, the terminated employee will be entitled to severance pay in the form of semi-monthly payments that in the aggregate equal six months of the employee's base pay and other benefits (the "Severance Pay"), determined as of the date of the employee's termination or immediately prior to the change of control, whichever is greater. Regardless of whether there is a change of control, if Mr. Coyne's or Mr. Van Rossen's employment is terminated other than for cause or voluntary resignation, he will be entitled to the Severance Pay, except that the amount shall be determined only as of the date of the employee's termination. Notwithstanding the foregoing, if the terminated employee accepts employment or consulting engagements during the severance period, the severance obligations of the
Company will be reduced by the amount received by the terminated employee for such work.

The Board of Directors believes that these executive severance arrangements will help assure continued dedication, availability of objective advice, and counsel from the Company's executive officers.

Option Grants in Fiscal Year 1994

The following table sets forth information concerning options granted to each of the named executive officers during fiscal year 1994:

Potential

Realizable
                                                            Value
at

Assumed Rates
                         % of Total                         of
Stock
                         Options
Appreciation
                         Granted to     Exercise or         for
Option Term
               Options   Employees in   Base Price    Exp.
Name           Granted   Fiscal Year    ($/Sh)        Date  5%
   10%
William E.     4,183(1)  0.84%          $  .50         (2)  $
422   $  908
Cook

M. Charles    15,000     2.99             1.25       3/20/04
11,792  29,833
Van Rossen

(1) Such options were granted pursuant to an anti-dilution provision contained in Mr. Cook's 1991 stock option agreement. The anti-dilution provision was triggered as a result of the conversion of convertible subordinated debentures and the exercise of stock options by others.

(2)  50% of such options expire on December 3, 1996, 25% on June
30, 1997,
and the remaining 25% on June 30, 1998.


Aggregated Option Exercises In Fiscal Year 1994 and Fiscal Year
End Option Values

The following table sets forth information concerning options held by each of the named executive officers as of June 30, 1994.

                                                            Value
of
                                        Number of
Unexercised
                                        Unexercised
in the
               Shares                   Options
Money Options
               Acquired                 at FY-End
at FY-End
               on           Value       Exercisable/
Exercisable/
Name           Exercise    Realized     Unexercisable
Unexercisable
William E.       --           --      1,094,462/--
$1,231,270/--
Cook

John F.          --           --         73,000/100,000
37,125/19,125
Coyne

M. Charles       --           --         11,667/ 45,000
7,500/25,313
Van Rossen

Alan R. Steel* 38,850     $19,995        --/--
- --/--


*    Mr. Steel left the Company in March 1994.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE
COMPENSATION

The Compensation Committee of the Board (the "Committee") administers the
Company's executive compensation programs and reviews and approves salaries of all elected officers, including those of the executive officers named in the Executive Compensation Table. The Committee is also responsible for administering the Company's stock option plans (except the non-discretionary
1993 Non-Employee Directors Stock Option Plan) and making incentive awards.
The Company's executive compensation programs are designed to:

- - provide competitive levels of base compensation in order to attract, retain and motivate high quality employees;

- - tie individual total compensation to individual performance and the success of the Company; and

- - align the interests of the Company's executive officers with those of its stockholders.

Base Salary

Base salary is targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions in comparable companies. Additional consideration is to be made in the form of bonuses or stock options, the latter through potential increases in the price of the Company's stock. The
Committee reviews management recommendations for executives' salaries and examines survey data for executives with similar responsibilities in comparable companies to the extent such data is available. Individual salary determinations are based on experience, sustained performance and comparison to peers inside and outside the Company. Because of such cash constraints, none of the executive officers named in the Executive Compensation Table received salary increases during fiscal year 1994, with the exception of Mr.
Van Rossen when he was promoted to Chief Financial Officer.

Incentive Compensation Program

The Company maintains an incentive compensation program for substantially all officers and executives designed to reward such individuals for their contributions to corporate and individual objectives. In the past, the programs have provided additional compensation based on performance and profits of those operations for which the various executives have responsibility. During fiscal year 1994, no amounts were paid to the
Company's officers or executives under the plans due to cash constraints.

Stock Options

The Committee administers the Company's 1993 Stock Incentive
Plan, which is
designed to align the interests of management with those of the Company's stockholders. The number of stock options granted is related to the recipient's base compensation and level of responsibility. Except with respect to options granted to William E. Cook as discussed below, all options have been granted with an option exercise price equal to the fair market value of the Company's
Common Stock on the date of the grant. The tables above set forth information concerning options granted to named executive officers during fiscal year
1994.

Because of the Company's financial condition and the importance of conserving cash, the Company has tended to limit the level of cash remuneration paid to executive officers and increase the level of stock option grants. Particularly during a period focused on operational and financial turnaround, the Committee believes that stock options closely align the objectives of management and the stockholders and provide a balance given the limits placed on cash remuneration. In the future, the Committee will continue to evaluate cash and stock incentive compensation alternatives to best achieve the objectives of the Company's executive compensation program.

Compensation of Chief Executive Officer

On December 3, 1991, William E. Cook was elected President, Chief
Executive
Officer and a director of the Company, and he currently serves as Chief
Executive Officer and Chairman of the Company. Mr. Cook's compensation package was designed to provide Mr. Cook with a significant incentive to increase stockholder value through a successful turnaround effort. During fiscal year 1994, Mr. Cook focused his efforts toward the objectives of paying off all of the Company's secured debt, seeking additional financing, and developing and implementing a growth strategy for the Company through internal operations and acquisition alternatives. Despite his substantial progress toward the achievement of these objectives, Mr. Cook's annual salary of
$165,000 was not increased due to cash constraints. Under the terms of his
1991 stock option agreement, Mr. Cook received an option vesting over 19 months to purchase a number of shares equal to 9% of the Company's then outstanding Common Stock (596,992 shares) at $.50 per share, which represented the lowest closing price of the Common Stock during the 30 days preceding
December 3, 1991. The number of shares subject to this option are automatically increased or decreased pursuant to certain dilution and anti-dilution provisions of the option agreement.

Compensation Committee
Philip H. Alspach
Rockell N. Hankin

Compensation Committee Interlocks and Insider Participation

No Compensation Committee member was an officer or employee of the Company in fiscal year 1994 or before. There are no interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or board members of other entities.

Stockholder Return Performance Graph

The following performance table compares the cumulative total return assuming the reinvestment of dividends for the period from June 30, 1989 through June
30, 1994, from an investment of $100 in (i) the Company's Common Stock, (ii) the Dow Jones Industrials as a group, and (iii) the Dow Jones Computer Index group of companies.

X-axis of graph represents five year period of return. Y-axis represents return on investment in dollars. Investment returns charted include the Dow
Jones Industrial Average, the Dow Jones Computer Index (the Company's peer group) and DDL (formerly Data-Design Laboratories, Inc.). For each group an initial investment of $100 is assumed on July 1, 1989. Five year return on
$100 invested is reflected in the following table (assumes dividend reinvestment):

                Dow Jones         Dow Jones
  Date       Industrial Ave.    Computer Index          DDL
07/01/89        $100.00             $100.00           $100.00
06/30/90         115.03              106.74             60.42
06/30/91         123.88               91.20             16.66
06/30/92         142.87               95.66             22.92
06/30/93         162.47               75.43             37.10
06/30/94         170.06               85.72             18.90

PRINCIPAL STOCKHOLDERS

Except as otherwise indicated, the following table sets forth as of April 3,
1995 the number of shares and percentage of outstanding Common
Stock of the
Company beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors, (iii) each officer listed in the Executive
Compensation Table, and (iv) all executive officers and directors of the
Company as a group:

                                        Shares of Common Stock
                                        Beneficially Owned(1)

Name and Address of                     Number         Beneficial
Owner*
Karen Beth Brenner                      16,400(2)(3)        **
P.O. Box 9109
Newport Beach, CA  92658

Karen Beth Brenner                   1,441,444(2)(4)        9.4%
(Sole Proprietorship)
1300 Bristol St., Ste. 100
Newport Beach, CA  92660

Richard Fechtor                        443,050(2)(5)        2.9%
17 Emily Road
Framington, MA  01701


Fortuna Investment Partners, L.P.      956,660(2)(6)        6.3%
100 Wilshire Blvd., 15th Floor
Santa Monica, CA  90401

Don A. Raig                            519,975 (2)(7)       3.4%
555 Saturn Blvd., Ste. B-444
San Diego, CA  92154

Ronald J. Vannuki                      573,427(2)(8)        3.8%
100 Wilshire Blvd., 15th Floor
Santa Monica, CA  90401


Philip H. Alspach                      101,635(9)           **

William E. Cook                      1,094,462(10)          7.2%

Rockell N. Hankin                       96,000(11)          **

Alan R. Steel                              100(12)          **
2067 Commerce Drive
Medford, OR  97054

John F. Coyne                          162,500(13)          1.1%

M. Charles Van Rossen                   25,833(14)          **

Directors and Executive
Officers as a Group (5 persons)      1,643,030(15)          10.8%


* Unless otherwise noted, all directors and officers listed above can be contacted at DDL Electronics, Inc., 7320 SW Hunziker Road #300,
Tigard,
Oregon  97223-2302.

**   Represents less than 1% of the outstanding shares.

(1) Unless otherwise noted, shares are held with sole voting and investment power. Stockholdings include, where applicable, shares held by the spouses and minor children, including shares held in trust.

(2)  This information is based upon a Schedule 13D dated February
23, 1995, as
amended by a Schedule 13D dated April 1, 1995, filed with the Securities and
Exchange Commission. Such schedules state that the beneficial owner is a member of a "group," as that term is used in Section 13(d)(3) of the
Securities Exchange Act of 1934, as amended, comprised of Karen
Beth Brenner,
Karen Beth Brenner (Sole Proprietorship), Richard Fechtor,
Fortuna Investment
Partners, Ltd., Don A. Raig, and Ronald I. Vannuki. The members of this group are beneficial owners of 3,950,956 shares of the Company (25.9%) in the aggregate.

(3)  The Schedule 13D filed by the beneficial owner indicates that the
beneficial owner has sole voting and dispositive power as to all
16,400
shares.

(4) The Schedule 13D filed by the beneficial owner indicates that the beneficial owner has no voting power but sole dispositive power as to all
1,441,444 shares.

(5)  The Schedule 13D filed by the beneficial owner indicates that the
beneficial owner has sole voting and dispositive power as to all
443,050
shares.

(6)  The Schedule 13D filed by the beneficial owner indicates that the
beneficial owner has sole voting and dispositive power as to all
890,660
shares.  Mr. Vannuki is the managing director of the general partner of this
limited partnership.
(7)  The Schedule 13D filed by the beneficial owner indicates that the
beneficial owner has sole voting and dispositive power as to all
469,975
shares.

(8) The Schedule 13D filed by the beneficial owner indicates that the beneficial owner has sole voting power over 3,500 of the shares and sole dispositive power over 569,927 of the shares.

(9)  Shares beneficially owned by Mr. Alspach include options for
90,000
shares that are exercisable or will be exercisable within 60 days of April
17, 1995.

(10) Shares beneficially owned by Mr. Cook represent options for
1,094,462
shares that are exercisable or will be exercisable within 60 days of April 17,
1995.

(11) Shares beneficially owned by Mr. Hankin include options for 90,000 shares that are exercisable or will be exercisable within 60 days of April 17, 1995.

(12) Mr. Steel was Vice President-Finance, Chief Financial
Officer and
Secretary of the Company until he left the Company in March 1994.

(13) Shares beneficially owned by Mr. Coyne represent options for
162,500
shares that are exercisable or will be exercisable within 60 days of April 17,
1995.

(14) Shares beneficially owned by Mr. Van Rossen represent options for 25,833 shares that are or will be exercisable within 60 days of April
17, 1995.

(15) Includes options for 1,625,395 shares that are or will be exercisable within 60 days of April 17, 1995.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than 10% of the Company's
Common Stock are required to report their ownership of the Company's Common
Stock and any

subsequent changes in that ownership to the Securities and Exchange
Commission. The Company is required to disclose in this proxy statement any late filings during the 1994 fiscal year. To the Company's knowledge, based solely upon its review of the copies of such reports required to be furnished to the Company during the fiscal year ended June 30, 1994, during the fiscal year ended June 30, 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% owners were complied with except two reports covering one stock option grant to Mr. Van Rossen and one initial statement of beneficial ownership of securities of Mr. Coyne were filed late.

INDEPENDENT PUBLIC ACCOUNTANT

Price Waterhouse was the Company's independent public accountant from 1981 to
1994. The Company formally engaged KPMG Peat Marwick as its independent public accountants for the 1994 fiscal year end audit.
Representatives of
KPMG Peat Marwick are expected to be present at the Annual
Meeting, and they
will have an opportunity to make a statement if they so desire.
They will
also be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

Stockholders who wish to include proposals for action at the Company's 1995 annual meeting of stockholders in next year's proxy statement must cause their proposals to be received in writing at the Company's principal executive office no later than December 22, 1995. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

MISCELLANEOUS

The Board of Directors is unaware of any other business to be presented for consideration at the meeting. If, however, such other business should properly come before the meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.


                              By Order of the Board of Directors


                              /S/ M. Charles Van Rossen
Tigard, Oregon                M. Charles Van Rossen
April 20, 1995                Chief Financial Officer, Secretary

Appendix

  PROXY CARD



DDL Electronics, Inc.
Proxy for Annual Meeting of Stockholders
May 31, 1995

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF
DIRECTORS OF DDL
ELECTRONICS, INC.

The undersigned hereby appoints William E. Cook and Philip H.
Alspach as
Proxies (each of them with full power to act without the other), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of DDL
Electronics, Inc. (the "Company") held of record by the undersigned on April
17, 1995 at the annual meeting of Stockholders to be held on May
31, 1995 or
at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made,, this proxy will be voted FOR the nominees to the Board of Directors and in their discretion such other matters as may come before the meeting.

1. Election of Class II Director to continue in office until
1997:
   For ______       Withhold ________

Nominees:  John F. Coyne, Rockell N. Hankin

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE
ENCLOSED
ENVELOPE.

Signature:  /s/          Date:
Please sign exactly as name appears herein.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please
give full title as such.
